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                                 Exhibit 3.1


                       AMENDED ARTICLES OF INCORPORATION
                                       OF
                           MERIDIAN DIAGNOSTICS, INC.


        MERIDIAN DIAGNOSTICS, INC. hereby adopts the following Amended Articles of Incorporation to supersede and take the place of the existing Articles and all Amendments thereto:

        FIRST.  The name of the Corporation shall be Meridian Diagnostics, Inc.

        SECOND. The place in Ohio where its principal office is to be located is 3476 Riverhills Drive, Cincinnati, Hamilton County, Ohio 45244.

        THIRD.  The purpose for which the Corporation is organized shall be:

        To develop, manufacture and sell medical diagnostic products and to do any other lawful act or acts for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

        FOURTH. The maximum number of shares which the Corporation is authorized to have outstanding is:

        A. 101,000 shares of Common Stock, without par value and

        B. 10,000 shares of Preferred Stock, without par value.

        The holders of the Preferred Stock shall be entitled to receive dividends out of any funds of the corporation at the time legally available for dividends when and as declared by the Board of Directors at such rate as shall be fixed by the Board of Directors before any sum shall be set apart or applied to the redemption or purchase of or any dividends shall be declared or paid upon or set apart for any class or series of Common Stock. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of Preferred Stock shall be entitled to receive out of the assets of the Corporation payment of an amount per share as determined by the Board of Directors as a liquidation price (including accrued dividends, if any) before any distribution of assets shall be made to the holders of any class or series of Common Stock.

        The Board of Directors shall have he express authority from time-to-time to adopt amendments to these Articles of Incorporation with respect to any unissued or treasury shares of Preferred Stock and thereby to fix or change the division of such shares into series and the designation and authorized number of shares of each series and to provide for each such series: voting powers, full or limited or no voting powers; dividend rates; dates of payment of dividends; dates from which dividends
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are cumulative; liquidation prices; redemption rights and prices; sinking fund requirements; conversion rights; restrictions on the issuance of shares of other series of Preferred Stock; and such other designations, preferences and relative participating options or other special rights and qualifications, powers, limitations or restrictions thereon as may be determined by the Board of Directors.

        FIFTH. No holder of any shares of this Corporation shall have any pre-emptive rights to subscribe for or to purchase any shares of this Corporation of any class whether such shares or such class be now or hereafter authorized or to purchase or subscribe for securities convertible into or exchangeable for shares of any class or to which shall be attached or appertained any warrants or rights entitling the holder thereof to purchase or subscribe for shares of any class.

        SIXTH. This Corporation, through its Board of Directors, shall have the right and power to purchase any of its outstanding shares at such price and upon such terms as may be agreed upon between the Corporation and any selling shareholder.

        SEVENTH. The provisions of Ohio Revised Code Section 1701.831 relating to control share acquisitions shall not be applicable to this Corporation.
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                            CERTIFICATE OF AMENDMENT
                                By Shareholders
                      to the Articles of Incorporation of
                           MERIDIAN DIAGNOSTICS, INC.


        William J. Motto, who is President, and Richard H. Walter, who is Secretary, of the above named Ohio corporation for profit with its principal location at 3471 Riverhills Drive, Cincinnati, Hamilton Co., Ohio, do hereby certify that a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on May 16, 1986, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise 99% of the voting power of the corporation, the following resolution to amend the articles was adopted:

        RESOLVED: That the Amended Articles of Incorporation in ARTICLE FOURTH be amended so that subparagraphs A and B shall read hereafter as follows:

        A. 15,000,000 shares of Common Stock, without par value and

        B. 1,000,000 shares of Preferred Stock, without par value.

        IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 21st day of May, 1986.



                                               BY: William J. Motto
                                                   --------------------
                                                   William J. Motto
                                                   President


                                               BY: Richard H. Walter
                                                   --------------------
                                                   Richard H. Walter

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                            CERTIFICATE OF AMENDMENT
                                By Shareholders
                      to the Articles of Incorporation of
                           MERIDIAN DIAGNOSTICS, INC.


        William J. Motto, who is Chairman of the Board, and Frank J. Seurkamp, who is Secretary, of the above named Ohio corporation for profit with its principal location at 3471 Riverhills Drive, Cincinnati, Hamilton Co., Ohio, do hereby certify that a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on February 16, 1993, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise 87.6% of the voting power of the corporation, the following resolution to amend the articles was adopted:

        RESOLVED: That the Amended Articles of Incorporation in Article Fourth be amended so that subparagraphs A and B shall read as follows:

        A. 25,000,000 shares of Common Stock, without par value and

        B. 1,000,000 shares of Preferred Stock, without par value.

        IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 16th day of February, 1993.



                                                    BY: William J. Motto
                                                        ---------------------
                                                        William J. Motto
                                                        Chairman


                                                    BY: Frank J. Seurkamp
                                                        ---------------------
                                                        Frank J. Seurkamp
                                                        Secretary
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                            CERTIFICATE OF AMENDMENT
                                By Shareholders
                      to the Articles of Incorporation of
                           MERIDIAN DIAGNOSTICS, INC.


        William J. Motto, who is Chairman of the Board, and Jerry L. Ruyan, who is Secretary, of the above named Ohio corporation for profit do hereby certify that a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on January 25, 1996, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise 83% of the voting power of the corporation.

        RESOLVED: That the Amended Articles of Incorporation in Article Fourth be amended to that subparagraphs A and B shall read as follows:

        A. 50,000,000 shares of Common Stock, without par value and

        B. 1,000,000 shares of Preferred Stock, without par value.

        IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 30th day of January, 1996.



                                                 BY: /s/William J. Motto
                                                     ---------------------
                                                     William J. Motto
                                                     Chairman


                                                 BY: /s/Jerry L. Ruyan
                                                     ---------------------
                                                     Jerry L. Ruyan
                                                     Secretary